Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:    John J. Haines
Franklin Electric Co., Inc.
260.824.2900

FRANKLIN ELECTRIC REPORTS FOURTH QUARTER
2016 SALES AND EARNINGS

Fort Wayne, IN - February 21, 2017 - Franklin Electric Co., Inc. (NASDAQ: FELE) reported fourth quarter 2016 GAAP fully diluted earnings per share (EPS) of $0.37, versus a GAAP fully diluted EPS in the fourth quarter 2015 of $0.33, an increase of 12 percent. In the fourth quarter of 2016, the Company’s adjusted EPS was $0.38 compared to 2015 fourth quarter adjusted EPS of $0.35, a 9 percent increase (see table below for a reconciliation of GAAP EPS to the adjusted EPS).

Fourth quarter 2016 sales were $239.6 million, an increase of 9 percent compared to 2015 fourth quarter sales of $219.3 million. The Company’s organic sales growth was 10 percent. The impact of foreign currency translation was a reduction in sales of about 1 percent.

Gregg Sengstack, Franklin Electric’s Chairman and Chief Executive Officer, commented:

“Overall, we’re pleased with the Company’s results in the fourth quarter, particularly the performance of our Water Systems segment. Strong sales performance in the U.S and Canada led the way with overall Water segment organic sales growth of 9 percent. Our Water Systems adjusted operating income margin was 30 basis points higher in the fourth quarter than the same quarter of 2015. Our Fueling Systems segment recorded record sales in the fourth quarter with an organic sales growth of 11 percent after excluding the impact of foreign currency translation.”

Key Performance Indicators:

Earnings Before and After Non-GAAP Adjustments	For the Fourth Quarter			For the Full Year
(in millions)	2016	2015	Change	2016	2015	Change

Net Income attributable to FE Co., Inc. Reported	$17.6	$16.2	9%	$78.7	$72.9	8%
Allocated Undistributed Earnings	$(0.3)	$(0.5)		$(1.7)	$(1.5)
Earnings for EPS Calculations	$17.3	$15.7	10%	$77.0	$71.4	8%

Non-GAAP adjustments (before tax):
Restructuring	$0.3	$0.5		$(0.6)	$3.0
Non-GAAP items	$0.4	$0.4		$1.3	$2.1
Pioneer tax benefits on equity gain	$—	$—		$—	$(4.8)

Non-GAAP adjustments, net of tax:
Restructuring	$0.2	$0.3		$(0.4)	$1.8
Non-GAAP items	$0.2	$0.2		$0.8	$1.3
Pioneer tax benefits on equity gain	$—	$—		$—	$(4.8)

Earnings after Non-GAAP Adjustments	$17.7	$16.2	9%	$77.4	$69.7	11%

Earnings Per Share	For the Fourth Quarter			For the Full Year
Before and After Non-GAAP Adjustments	2016	2015	Change	2016	2015	Change
(in millions except Earnings Per Share)

Average Fully Diluted Shares Outstanding	46.9	46.7	—%	46.7	47.6	(2)%

Fully Diluted Earnings Per Share ("EPS") Reported	$0.37	$0.33	12%	$1.65	$1.50	10%

Restructuring Per Share, net of tax	$—	$0.01		$(0.01)	$0.04
Non-GAAP items, net of tax	$0.01	$0.01		$0.02	$0.03
Pioneer tax benefits on equity gain	$—	$—		$—	$(0.10)

Fully Diluted EPS after Non-GAAP Adjustments (Adjusted EPS)	$0.38	$0.35	9%	$1.66	$1.47	13%

	Net Sales
(in millions)	United States & Canada	Latin America	Europe, Middle East & Africa	Asia Pacific	Total Water	Fueling	Consolidated

Q4 2015	$72.6	$31.3	$39.7	$19.6	$163.2	$56.1	$219.3
Q4 2016	$82.2	$34.5	$40.8	$20.3	$177.8	$61.8	$239.6
Change	$9.6	$3.2	$1.1	$0.7	$14.6	$5.7	$20.3
% Change	13%	10%	3%	4%	9%	10%	9%

Foreign currency translation	$(0.2)	$1.6	$(2.3)	$0.2	$(0.7)	$(0.7)	$(1.4)
% Change	—%	5%	(6)%	1%	—%	(1)%	(1)%

Volume/Price	$9.8	$1.6	$3.4	$0.5	$15.3	$6.4	$21.7
% Change	13%	5%	9%	3%	9%	11%	10%

Operating Income and Margins
Before and After Non-GAAP Adjustments
(in millions)	For the Fourth Quarter 2016
	Water	Fueling	Other	Consolidated
Reported Operating Income/(Loss)	$22.6	$15.4	$(12.8)	$25.2
% Operating Income To Net Sales	12.7%	24.9%		10.5%

Non-GAAP Adjustments:
Restructuring	$0.2	$0.1	$—	$0.3
Non-GAAP	$0.1	$—	$0.3	$0.4
Operating Income/(Loss) after Non-GAAP Adjustments	$22.9	$15.5	$(12.5)	$25.9
% Operating Income to Net Sales After Non-GAAP Adjustments (Operating Income Margin after Non-GAAP Adjustments)	12.9%	25.1%		10.8%

	For the Fourth Quarter 2015
	Water	Fueling	Other	Consolidated
Reported Operating Income/(Loss)	$20.0	$14.1	$(10.5)	$23.6
% Operating Income To Net Sales	12.3%	25.1%		10.8%

Non-GAAP Adjustments:
Restructuring	$0.5	$—	$—	$0.5
Non-GAAP	$0.1	$—	$0.3	$0.4
Operating Income/(Loss) after Non-GAAP Adjustments	$20.6	$14.1	$(10.2)	$24.5
% Operating Income to Net Sales After Non-GAAP Adjustments (Operating Income Margin after Non-GAAP Adjustments)	12.6%	25.1%		11.2%

Operating Income and Margins
Before and After Non-GAAP Adjustments
(in millions)	For the Full Year of 2016
	Water	Fueling	Other	Consolidated
Reported Operating Income/(Loss)	$108.2	$56.3	$(53.7)	$110.8
% Operating Income To Net Sales	15.0%	24.8%		11.7%

Non-GAAP Adjustments:
Restructuring	$(1.2)	$0.6	$—	$(0.6)
Non-GAAP	$0.1	$—	$1.2	$1.3
Operating Income/(Loss) after Non-GAAP Adjustments	$107.1	$56.9	$(52.5)	$111.5
% Operating Income to Net Sales After Non-GAAP Adjustments (Operating Income Margin after Non-GAAP Adjustments)	14.8%	25.1%		11.7%

	For the Full Year of 2015
	Water	Fueling	Other	Consolidated
Reported Operating Income/(Loss)	$86.7	$51.5	$(47.8)	$90.4
% Operating Income To Net Sales	12.3%	23.7%		9.8%

Non-GAAP Adjustments:
Restructuring	$2.7	$0.3	$—	$3.0
Non-GAAP	$0.7	$0.2	$1.2	$2.1
Operating Income/(Loss) after Non-GAAP Adjustments	$90.1	$52.0	$(46.6)	$95.5
% Operating Income to Net Sales After Non-GAAP Adjustments (Operating Income Margin after Non-GAAP Adjustments)	12.7%	23.9%		10.3%

Water Systems

Water Systems sales were $177.8 million in the fourth quarter 2016, an increase of $14.6 million or about 9 percent versus the fourth quarter 2015 sales of $163.2 million. Water Systems organic sales growth was also about 9 percent compared to the fourth quarter 2015. The impact of foreign currency translation was not significant.

Water Systems sales in the U.S. and Canada were up about 13 percent compared to the prior year fourth quarter. In the fourth quarter 2016, sales of groundwater pumping equipment grew by about 18 percent, with significant increase in sales of products for both residential and agricultural applications. Water Systems sales in markets outside the U.S. and Canada experienced overall growth of about 7 percent, after excluding the impact of foreign currency translation. International Water Systems sales growth was led by improved groundwater product sales in Europe, the Middle East and Africa regions which experienced organic sales growth of 9 percent, after excluding the impact of foreign currency translation. Sales in the Asia Pacific and Latin America markets also grew in the quarter compared to last year.

Water Systems operating income was $22.6 million in the fourth quarter 2016, up $2.6 million or 13 percent versus the fourth quarter 2015 as reported and up $2.3 million or 11 percent versus the fourth quarter 2015 after non-GAAP adjustments. The fourth quarter operating income margin was 12.7 percent, up 40 basis points from 12.3 percent in the fourth quarter of 2015. The fourth quarter operating income margin after non-GAAP adjustments was 12.9 percent, an increase of 30 basis points from the 12.6 percent of net sales in the fourth quarter of 2015 after non-GAAP adjustments.

Fueling Systems

Fueling Systems sales were $61.8 million in the fourth quarter 2016, an increase of $5.7 million or about 10 percent versus the fourth quarter 2015 sales of $56.1 million. Fueling Systems sales decreased by $0.7 million or about 1 percent in the quarter due to foreign currency translation. Fueling Systems sales increased about 11 percent, after excluding foreign currency translation.

Fueling Systems sales in the U.S. and Canada grew by about 13 percent during the quarter. The increase was broad based and included pumping, pipe and containment and fuel management systems. Internationally, Fueling Systems revenues were up overall, led by stronger sales in Asia Pacific. This growth was partially offset by a sales decline in Europe.

Fueling Systems operating income was $15.4 million in the fourth quarter of 2016, up $1.3 million or about 9 percent compared to $14.1 million in the fourth quarter of 2015 as reported, and up $1.4 million or 10 percent compared to $14.1 million after non-GAAP adjustments in the fourth quarter of 2015. The fourth quarter operating income margin was 24.9 percent, a decrease of 20 basis points from the as reported 25.1 percent of net sales in the fourth quarter of 2015. The fourth quarter operating income margin after non-GAAP adjustments was 25.1 percent, flat from the 25.1 percent of net sales in the fourth quarter of 2015 after non-GAAP adjustments.

Overall

The Company’s consolidated gross profit was $81.0 million for the fourth quarter of 2016, an increase of $11.9 million, or about 17 percent, from the fourth quarter of 2015 gross profit of $69.1 million. The gross profit as a percent of net sales was 33.8 percent in the fourth quarter of 2016 and increased about 230 basis points versus 31.5 percent during the fourth quarter 2015. The gross profit margin increase was primarily due to favorable pricing, lower direct material costs and fixed cost leverage from higher sales.

Selling, general, and administrative (SG&A) expenses were $55.5 million in the fourth quarter of 2016 compared to $45.1 million in the fourth quarter of the prior year, an increase of $10.4 million or about 23 percent. Roughly half of the Company’s SG&A expense increase in the quarter, or about $5.0 million, was due to higher variable compensation expenses. Marketing and Selling related expenses increased about $4.5 million to support sales growth and Research Development & Engineering expense increased by $1.1 million in the quarter.

The Company ended the fourth quarter of 2016 with a cash balance of about $104 million, which was about 28 percent higher than at the end of 2015. The cash balance increased primarily due to higher earnings.

Commenting on the outlook, Mr. Sengstack said:

“Despite a meaningful amount of global uncertainty due to the current political and economic climate, we believe we are entering 2017 with momentum in the key end markets we serve and our outlook for 2017 is positive.  We currently see the Company’s total Net Sales increasing in the 3 to 5 percent range overall despite our current assumption of about a 2 percent currency translation headwind due to the strengthening U.S. dollar versus many key international currencies most notably the Euro and Turkish Lira.  We expect our organic growth after considering foreign exchange impacts to be in the range of 5 to 7 percent.
"We expect our 2017 Adjusted Earnings Per Share to be between $1.77 and $1.87 after considering foreign currency translation will impact our adjusted earnings per share by about 4 cents compared to 2016.”
A conference call to review earnings and other developments in the business will commence at 9:00 am EST. The fourth quarter 2016 earnings call will be available via a live webcast. The webcast will be available in a listen only mode by going to:

http://edge.media-server.com/m/p/vo3qqk5d

If you intend to ask questions during the call, please dial in using 877.643.7158 for domestic calls and 914.495.8565 for international calls. The conference ID is: 66653279.

A replay of the conference call will be available Tuesday, February 21, 2017 at 12:00 noon EST through midnight EST on Tuesday, February 28, 2017, by dialing 855.859.2056 for domestic calls and 404.537.3406 for international calls. The replay passcode is: 66653279.

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and fuel. Recognized as a technical leader in its products and services, Franklin Electric serves customers around the world in residential, commercial, agricultural, industrial, municipal, and fueling applications.
The Company presents the non-GAAP financial measures of earnings after non-GAAP adjustments, fully diluted earnings per share after non-GAAP adjustments (or adjusted EPS), operating income after non-GAAP adjustments and percent operating income to net sales after non-GAAP adjustments (or operating income margin after non-GAAP adjustments) because the Company believes the information helps investors understand underlying trends in the Company's business more easily. The differences between these measures and the most comparable GAAP measures are reconciled in the tables above.

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(In thousands, except per share amounts)
	Fourth Quarter Ended		Fiscal Year End
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016

Net sales	$239,590	$219,283	$949,856	$924,923
Cost of sales	158,567	150,165	618,450	627,315
Gross profit	81,023	69,118	331,406	297,608
Selling, general, and administrative expenses	55,537	45,090	221,209	204,250
Restructuring (income)/expense	252	472	(598)	2,997
Operating income	25,234	23,556	110,795	90,361
Interest expense	(2,101)	(2,322)	(8,732)	(10,039)
Other income/(expense), net	(1,794)	838	993	6,863
Foreign exchange income/(expense)	420	(830)	1,057	(869)
Income before income taxes	21,759	21,242	104,113	86,316
Income tax expense	3,958	4,991	24,798	12,625
Net income	$17,801	$16,251	$79,315	$73,691
Less: Net income attributable to noncontrolling interests	(159)	(90)	(570)	(746)
Net income attributable to Franklin Electric Co., Inc.	$17,642	$16,161	$78,745	$72,945

Income per share:
Basic	$0.37	$0.34	$1.67	$1.52
Diluted	$0.37	$0.33	$1.65	$1.50

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)
	December 31, 2016	January 2, 2016
ASSETS

Cash and equivalents	$104,331	$81,561
Receivables	145,999	127,251
Inventories	203,471	194,594
Other current assets	30,018	34,715
Total current assets	483,819	438,121

Property, plant, and equipment, net	196,137	190,039
Goodwill and other assets	359,949	367,951
Total assets	$1,039,905	$996,111

LIABILITIES AND EQUITY

Accounts payable	$63,927	$57,822
Accrued expenses and other current liabilities	60,119	53,903
Current maturities of long-term debt and short-term borrowings	33,715	32,946
Total current liabilities	157,761	144,671

Long-term debt	156,544	187,806
Deferred income taxes	40,460	33,404
Employee benefit plans	45,307	47,398
Other long-term liabilities	17,093	16,511

Redeemable noncontrolling interest	7,652	6,856

Total equity	615,088	559,465
Total liabilities and equity	$1,039,905	$996,111

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(In thousands)	2016	2015

Cash flows from operating activities:
Net income	$79,315	$73,691
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	35,534	35,476
Share-based compensation	6,889	5,626
Realized gain on share purchase liability	—	(2,723)
Other	2,672	(5,323)
Changes in assets and liabilities:
Receivables	(21,334)	3,444
Inventory	(7,636)	9,350
Accounts payable and accrued expenses	11,782	(19,744)
Other	8,152	(194)
Net cash flows from operating activities	115,374	99,603

Cash flows from investing activities:
Additions to property, plant, and equipment	(39,136)	(26,171)
Proceeds from sale of property, plant, and equipment	6,028	202
Acquisitions and investments	(1,007)	(3,888)
Other investing activities	346	274
Net cash flows from investing activities	(33,769)	(29,583)

Cash flows from financing activities:
Change in debt	(30,385)	43,576
Proceeds from issuance of common stock	5,243	2,050
Excess tax from share-based payment arrangements	—	932
Purchases of common stock	(7,422)	(48,579)
Dividends paid	(19,137)	(18,926)
Share purchase liability payment	—	(20,200)
Net cash flows from financing activities	(51,701)	(41,147)
Effect of exchange rate changes on cash	(7,134)	(6,453)
Net change in cash and equivalents	22,770	22,420
Cash and equivalents at beginning of period	81,561	59,141
Cash and equivalents at end of period	$104,331	$81,561

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases,  raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending January 2, 2016, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.